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                                                                   Exhibit 10.19

                               AMENDING AGREEMENT

THIS AGREEMENT dated effective the 1st day of December, 1998,

BETWEEN:

                           ARCTIC PRECIOUS METALS, INC.

                           5501 Lakeview Drive, Kirkland, Washington, 98033

                           ("Arctic")

                                            - and -

                           EDMUND SZOL

                           4206 East Lake Sammamish Parkway S.E., Issaquah, Washington 98029

                           (the "Employee")

                                            - and -

                           ROYAL OAK MINES INC.

                           BCE Place, Suite 2500, 181 Bay Street, Toronto, Ontario M5J 2T7

                           ("Royal Oak")

WHEREAS:

A) Arctic, Royal Oak and the Employee entered into a written agreement effective the 22nd day of May, 1997 to record the terms and conditions of their employment relationship (the "Employment Agreement);

B) Arctic and Royal Oak wish to amend the Employment Agreement on the terms and conditions hereinafter set forth to entice the Employee to continue his employment with Arctic throughout the restructuring of Royal Oak, and to assist Royal Oak to avoid seeking the protection of bankruptcy and insolvency legislation thereby protecting shareholder value; and

C) Arctic and Royal Oak believe it is in their best interests to enter into this Amending Agreement,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the following mutual provisions and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties covenant and agree as follows:
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                                       2


                                    ARTICLE 1

                               AMENDING PROVISIONS

1.1 The parties hereby covenant and agree to amend the Employment Agreement as follows:

         a)       Subparagraph 6(b.1) be added as follows:

                  "(b.1)   TERMINATING EVENT BY NOTEHOLDERS

                           In the course of restructuring Royal Oak, in the event that one or more holders or former holders of Royal Oak's Secured 12.75% Senior Subordinated Notes due 2006 (the "Noteholders") or any associate or affiliate thereof and/or any person or persons acting jointly or in concert with any one or more of the Noteholders or the associates or affiliates of any one or more of the Noteholders, whether directly or indirectly:

                  i. acquire(s) beneficial ownership or control and direction over the securities of Royal Oak which represent or which are convertible or exchangeable into securities of Royal Oak which represent or would, upon conversion or exchange, represent 50% or more of the total number of votes attached to Royal Oak's then outstanding securities entitled to be voted on the election of directors of Royal Oak;

                  ii. acquire(s) or otherwise hold(s) the right to elect, appoint or nominate for election as, directors of Royal Oak, such number of persons as is equal to or greater than 30% of the number of directors of Royal Oak holding office as directors of Royal Oak immediately prior to such right being acquired or held; or

                  iii. cause the dismissal (including without limitation, constructive dismissal) of Margaret K. Witte as Chairman or the Board of Directors of Royal Oak,

                           (Clauses i., ii. and iii. above are hereinafter referred to individually or collectively as a "Terminating Event")

                           the Employee's employment with Arctic or any successor corporation shall be hereby guaranteed to age 62 in such senior management or consulting capacity as may be determined by Arctic or its successor corporation at a salary and bonus equal to the salary and bonus received by the Employee with respect to the last completed fiscal year of Arctic, and benefits (on a fully vested basis) comparable to those accorded the Employee prior to the Terminating Event.

                           Should the Employee elect to pursue such guaranteed employment to age 62, he hereby agrees to fully and capably perform all duties assigned to him by Arctic or its successor corporation and waives any subsequent right to claim for constructive dismissal during the course of such employment and compensation on termination after age 62 beyond the minimum required by law.
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                                       3


                           Conversely, the Employee shall have the option, exercisable within 30 days of the Terminating Event, of terminating this Agreement and his employment hereunder, immediately on delivery to Arctic and Royal Oak of a notice in writing (the "Terminating Notice"). If the Employee so terminates this Agreement pursuant to this subparagraph (b.1), the Employee shall be entitled to the following:

                           (A) The Employee shall be paid within ten days of receipt by Arctic of the Terminating Notice, (I) an amount equal to two times the aggregate of the Employee's then current annual salary, and (II) a bonus to be calculated as the average bonus paid by Arctic to the Employee in the three full fiscal periods preceding the Terminating Notice,

                           (B) At the Employee's option as set out in the Terminating Notice, Arctic shall either: (I) pay the Employee within ten days of receipt by Arctic of the Terminating Notice a lump sum payment equal to the then present cost to Arctic of all fringe benefits as set out in subsection 5(a) of the Employment Agreement (the "Fringe Benefits") which would have accrued to the benefit of the Employee during the period of 24 months immediately following receipt of the Terminating Notice by Arctic; or (II) the Employee shall be entitled to continue to participate, for the life of the Employee, in Arctic's Fringe Benefits in place for the Employee and his family at the time of receipt by Arctic of the Terminating Notice.

                                    In the event that the Employee chooses to continue to participate in the Fringe Benefits, Arctic shall pay the premiums relating thereto for a period of 24 months following its receipt of the Termination Notice such that there will be no discontinuation of benefits thereunder. The Employee covenants and agrees to continue paying the Fringe Benefit premiums from the 25th month forward. The Employee may, in his sole discretion, elect to cancel any or all of the Fringe Benefits for the Employee, his family, or any one or more of them on written notice to Arctic. In the event that any or all Fringe Benefits carriers do not permit the Employee and/or his family to participate in any Fringe Benefit following his termination from Arctic, Arctic hereby covenants and agrees to obtain an equivalent Fringe Benefit plan at substantially the same cost for the Employee and his family, in which event Arctic's obligations for payment as set out above will continue to the same extent as if the Employee continued to participate in Arctic's Fringe Benefits, and

                           (C) Arctic and Royal Oak shall provide the Employee with the right to immediately exercise all approved outstanding options, subject to confirmation of Exchange approval as specified in each Stock Option Agreement."
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                                       4


1.2 Except to the extent specifically amended hereby, the parties confirm the provisions of the Employment Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered by the parties effective the date first above written.

ARCTIC PRECIOUS METALS, INC.


Per:______________________________
         Authorized Signatory                                               c/s

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:


----------------------------------                ------------------------------
Witness                                                    Edmund Szol

ROYAL OAK MINES INC.


Per:______________________________
         Authorized Signatory                                               c/s